Exhibit 99.1

Collegium Reports First Quarter 2025 Financial Results and Highlights Recent Company Progress

– Generated Q1’25 Quarterly Net Revenue of $177.8 Million, Up 23% Year-over-Year –

– Grew Jornay PM® Prescriptions by 24% Year-over-Year and Reported Quarterly Net Revenue of $28.5 Million; Jornay PM Prescribers Reached an All-Time-High –

– Completed Jornay PM Field Force Expansion –

– Generated Net Revenue of $149.2 Million from the Pain Portfolio, Up 3% Year-over-Year with All Three Core Products Recording Revenue Growth in the Quarter –

– Ended Q1’25 with Cash, Cash Equivalents and Marketable Securities of $197.8 Million –

– Board of Directors Authorized $25.0 Million Accelerated Share Repurchase Program –

– Reaffirmed Full-Year 2025 Guidance –

– Conference Call Scheduled for Today at 4:30 p.m. ET –

STOUGHTON, Mass., May 8, 2025 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL) today reported its financial results for the quarter ended March 31, 2025, and provided a business update.

“Collegium is off to a strong start in 2025. We have made significant progress towards our key strategic priorities including growing Jornay PM, maximizing our pain portfolio, and strategically deploying capital to further enhance shareholder value,” said Vikram Karnani, President and Chief Executive Officer. “In addition to generating strong Jornay PM prescription growth, we recently completed an expansion of our ADHD sales force, adding 55 new sales representatives and bringing our expanded sales team to approximately 180 representatives in total. This expanded sales team is now fully trained and deployed to drive additional growth for Jornay PM, our highly differentiated treatment option for patients with ADHD. Our pain portfolio had another solid quarter with robust sales further demonstrating the value of our three differentiated medicines to treat chronic pain. We expect these product revenues to remain durable in the years ahead and to continue to fuel Collegium’s strong cash generation and future growth. Finally, we made some important additions to our leadership team and board of directors, further positioning Collegium for continued long-term success as we build a leading, diversified biopharmaceutical company.”

“In the first quarter of 2025, we grew revenue 23% year-over-year, made targeted investments in our lead growth driver, Jornay PM, and generated strong operating cash flows from our pain business,” said Colleen Tupper, Chief Financial Officer. “We remain on track to achieve our 2025 financial guidance, which reflects robust top- and bottom-line growth and full year Jornay PM net revenue in excess of $135 million. With our continued strong financial results, we were able to increase our cash position to $197.8 million at the end of the quarter while also paying down an additional $16.1 million in debt. In addition, our board authorized a $25 million accelerated share repurchase program, reinforcing our commitment to returning value to shareholders. We are well positioned to execute on our capital deployment priorities, which include expanding our portfolio through disciplined business development, rapidly paying down our debt, and opportunistically repurchasing shares.”

ADHD Business Highlights

●	Grew Jornay PM prescriptions 24% year-over-year in the quarter ended March 31, 2025 (the 2025 Quarter).
●	Generated $28.5 million in Jornay PM net revenue in the 2025 Quarter with full-year net revenue expected to be in excess of $135 million.

●	Completed the Jornay PM field force expansion, adding approximately 55 new sales representatives bringing the expanded ADHD sales force to approximately 180 sales representatives in total, to drive additional growth and increase brand awareness and adoption from prescribers.
●	In March, presented two posters highlighting real-world data on Jornay PM at the National Association of Pediatric Nurse Practitioners (NAPNAP) 46th National Conference on Pediatric Health Care.

Pain Portfolio Highlights

●	Grew net revenues from pain portfolio to $149.2 million in the 2025 Quarter, up 3% year-over-year.
●	Generated Belbuca® net revenue of $51.7 million, up 2% year-over-year.
●	Generated Xtampza® ER net revenue of $47.6 million, up 4% year-over-year.
●	Generated Nucynta® Franchise net revenue of $47.1 million, up 4% year-over-year.
●	In April, presented four posters highlighting real-world patient data from the pain portfolio at PainConnect 2025, the American Academy of Pain Medicine (AAPM)’s Annual Meeting. One poster highlighting clinical outcomes with Belbuca was selected among the top six abstracts of the 2025 Congress and will subsequently be published in the Pain Medicine Journal.

Corporate Updates

●	In February and March, announced updates to Collegium’s Board of Directors including the appointment of Gino Santini, the Board’s Lead Independent Director, to Chairman following the retirement of founder and current Chairman, Michael Heffernan, effective as of the date of Collegium’s 2025 Annual Meeting of Shareholders on May 15, 2025 (the Annual Meeting). Additionally, two new Board members and one retirement were announced; Nancy S. Lurker, who most recently served as President and Chief Executive Officer of EyePoint Pharmaceuticals, was appointed in February and Dr. Carlos Paya, a leading physician-scientist in immunology and a senior executive in the biopharmaceutical industry, was nominated for election to the Board at the Company’s Annual Meeting. Current Board member Gwen A. Melincoff will retire from the Board effective as of the date of the Annual Meeting after having dutifully served since 2017.
●	In March, announced the appointments of three new executive leaders, including David Dieter as Executive Vice President, General Counsel; Jane Gonnerman as Executive Vice President, Strategy and Corporate Development; and Dean J. Patras, as Chief People Officer.
●	Board of Directors authorized a $25.0 million accelerated share repurchase program.
●	In March, named a Top Workplace by USA TODAY, a prestigious recognition highlighting organizations that are leading the way in prioritizing and investing in their employees in 2025.
●	In April, named as a Best Places to Work honoree by the Boston Business Journal, a recognition of organizations that foster employee satisfaction, engagement, and retention.

Upcoming Events

The Company will participate in the following upcoming investor conferences:

●	Mizuho Neuro & Ophthalmology Summit 2025 – New York, NY; May 21, 2025
●	Jefferies Global Healthcare Conference – New York, NY; June 5, 2025

Financial Guidance for 2025

The Company reaffirms its full-year 2025 guidance for Product Revenues, Net, Adjusted Operating Expenses and Adjusted EBITDA:

Product Revenues, Net	$735.0 to $750.0 million
Adjusted Operating Expenses (Excluding Stock-Based Compensation)	$220.0 to $230.0 million
Adjusted EBITDA (Excluding Stock-Based Compensation)	$435.0 to $450.0 million

Financial Results for Quarter Ended March 31, 2025

●	Product revenues, net were $177.8 million for the 2025 Quarter, compared to $144.9 million for the quarter ended March 31, 2024 (the 2024 Quarter), representing a 23% increase year-over-year.
●	GAAP operating expenses were $75.6 million for the 2025 Quarter, compared to $42.0 million for the 2024 Quarter, representing an 80% increase year-over-year. Adjusted operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $62.2 million for the 2025 Quarter, compared to $34.5 million for the 2024 Quarter, representing an 80% increase year-over-year.
●	GAAP net income for the 2025 Quarter was $2.4 million, with $0.08 GAAP earnings per share (basic) and $0.07 GAAP earnings per share (diluted), compared to GAAP net income for the 2024 Quarter of $27.7 million, with $0.86 GAAP earnings per share (basic) and $0.71 GAAP earnings per share (diluted). Non-GAAP adjusted net income for the 2025 Quarter was $57.4 million, with $1.49 adjusted earnings per share, compared to non-GAAP adjusted net income for the 2024 Quarter of $58.8 million, with $1.45 adjusted earnings per share.
●	Adjusted EBITDA for the 2025 Quarter was $95.2 million, compared to $92.4 million for the 2024 Quarter, representing a 3% increase year-over-year. The Company generated $55.4 million in cash from operations, and exited the 2025 Quarter with cash, cash equivalents and marketable securities of $197.8 million, up from $162.8 million as of December 31, 2024.

Conference Call Information

The Company will host a conference call and live audio webcast on Thursday, May 8, 2025, at 4:30 p.m. ET. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Pharmaceutical First Quarter 2025 Earnings Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is building a leading, diversified biopharmaceutical company committed to improving the lives of people living with serious medical conditions. The Company has a leading portfolio of responsible pain management medications and recently acquired Jornay PM®, a treatment for ADHD, establishing a presence in neuropsychiatry. Collegium’s strategy includes growing its commercial portfolio, with Jornay PM as the lead growth driver, and deploying capital in a disciplined manner. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting. In addition, certain non-GAAP financial measures, primarily adjusted EBITDA, are used to measure performance when determining components of annual compensation for substantially all non-sales force employees, including senior management.

We may discuss the following financial measures that are not calculated in accordance with GAAP in our quarterly and annual reports, earnings press releases, and conference calls.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as:

●	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
●	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
●	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
●	we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
●	we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset(s) being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;
●	we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
●	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition related expenses incurred;
●	we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business;
●	we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis;

●	we exclude executive transition expenses from adjusted EBITDA as the amount and/or frequency of these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis; and
●	we exclude other expenses, from time to time, that are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis.

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude significant income and expense items that are non-cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments. Adjusted earnings per share is a non-GAAP financial measure that represents adjusted net income per share. Adjusted weighted-average shares - diluted is calculated in accordance with the treasury stock, if-converted, or contingently issuable accounting methods, depending on the nature of the security.

Reconciliations of adjusted EBITDA, adjusted operating expenses, adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial measures are included in this press release.

The Company has not provided a reconciliation of its full-year 2025 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expense and litigation settlements. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA or adjusted operating expenses would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to our full-year 2025 financial guidance, including projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: unknown liabilities; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to maintain regulatory approval of our products, and any related restrictions, limitations, and/or warnings in the label of our products; the size of the markets for our products, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contacts:
Ian Karp

Head of Investor Relations

ir@collegiumpharma.com

Danielle Jesse
Director, Investor Relations
ir@collegiumpharma.com

Media Contact:
Cheryl Wheeler

Head of Corporate Communications
communications@collegiumpharma.com

Collegium Pharmaceutical, Inc.

Unaudited Selected Consolidated Balance Sheet Information

(in thousands)

	March 31,	December 31,
	2025	2024
Cash and cash equivalents	$96,192	$70,565
Marketable securities	101,582	92,198
Accounts receivable, net	228,710	228,540
Inventory	37,218	35,560
Prepaid expenses and other current assets	43,996	30,394
Property and equipment, net	13,850	14,329
Operating lease assets	5,545	5,822
Intangible assets, net	835,930	891,402
Restricted cash	20,902	26,047
Deferred tax assets	91,665	98,033
Other noncurrent assets	5,038	8,368
Goodwill	150,760	162,333
Total assets	$1,631,388	$1,663,591

Accounts payable and accrued liabilities	71,593	76,058
Accrued rebates, returns and discounts	324,665	338,642
Business combination consideration payable	24,565	28,956
Term notes payable	600,281	615,316
Convertible senior notes	237,429	237,172
Operating lease liabilities	6,503	6,810
Deferred royalty obligation	121,522	120,613
Deferred revenue	10,000	10,000
Contingent consideration	396	1,182
Shareholders’ equity	234,434	228,842
Total liabilities and shareholders’ equity	$1,631,388	$1,663,591

Collegium Pharmaceutical, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Product revenues, net	$177,757	$144,923
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	24,960	18,950
Intangible asset amortization and impairment	55,473	34,517
Total cost of product revenues	80,433	53,467
Gross profit	97,324	91,456
Operating expenses
Selling, general and administrative	76,423	41,982
Gain on fair value remeasurement of contingent consideration	(786)	—
Total operating expenses	75,637	41,982
Income from operations	21,687	49,474
Interest expense	(20,790)	(17,339)
Interest income	2,225	4,487
Income before income taxes	3,122	36,622
Provision for income taxes	705	8,909
Net income	$2,417	$27,713

Earnings per share — basic	$0.08	$0.86
Weighted-average shares — basic	31,793,739	32,326,589

Earnings per share — diluted	$0.07	$0.71
Weighted-average shares — diluted	32,840,153	41,438,466

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP net income	$2,417	$27,713
Adjustments:
Interest expense	20,790	17,339
Interest income	(2,225)	(4,487)
Provision for income taxes	705	8,909
Depreciation	1,091	917
Amortization	55,473	34,517
Stock-based compensation	11,524	7,475
Recognition of step-up basis in inventory	3,477	—
Executive transition expense	1,397	—
Acquisition related expenses	1,289	—
Gain on fair value remeasurement of contingent consideration	(786)	—
Total adjustments	$92,735	$64,670
Adjusted EBITDA	$95,152	$92,383

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP operating expenses	$75,637	$41,982
Adjustments:
Stock-based compensation	11,524	7,475
Executive transition expense	1,397	—
Acquisition related expenses	1,289	—
Gain on fair value remeasurement of contingent consideration	(786)	—
Total adjustments	$13,424	$7,475
Adjusted operating expenses	$62,213	$34,507

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Earnings Per Share

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP net income	$2,417	$27,713
Adjustments:
Non-cash interest expense	1,367	1,780
Amortization	55,473	34,517
Stock-based compensation	11,524	7,475
Recognition of step-up basis in inventory	3,477	—
Executive transition expense	1,397	—
Acquisition related expenses	1,289	—
Gain on fair value remeasurement of contingent consideration	(786)	—
Income tax effect of above adjustments (1)	(18,737)	(12,653)
Total adjustments	$55,004	$31,119
Non-GAAP adjusted net income	$57,421	$58,832

Adjusted weighted-average shares — diluted (2)	39,446,458	41,438,466
Adjusted earnings per share (2)	$1.49	$1.45

(1)

The income tax effect of the adjustments was calculated by applying our blended federal and state statutory rate to the items that have a tax effect. The blended federal and state statutory rate for the three months ended March 31, 2025 and 2024 were 25.8% and 26.6%, respectively. As such, the non-GAAP effective tax rates for the three months ended March 31, 2025 and 2024 were 25.4% and 28.9%, respectively.

(2)

Adjusted weighted-average shares - diluted were calculated using the “if-converted” method for our convertible notes in accordance with ASC 260, Earnings per Share. As such, adjusted weighted-average shares – diluted includes shares related to the assumed conversion of our convertible notes and the associated cash interest expense added-back to non-GAAP adjusted net income. For the three months ended March 31, 2025 and 2024, adjusted weighted-average shares – diluted includes 6,606,305 and 7,509,104 shares, respectively, attributable to our convertible notes. In addition, adjusted earnings per share includes other potentially dilutive securities to the extent that they are not antidilutive.